UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2023

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395
Maryland		31-0387920
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

NCR Corporation, a Maryland corporation (“NCR” or the “Company”), held its 2023 Annual Meeting of Stockholders on May 2, 2023 (the “2023 Annual Meeting”). Record holders of NCR common stock, par value $0.01 per share, and Series A Convertible Preferred Stock, liquidation preference $1,000 per share, at the close of business on February 27, 2023, the record date for the 2023 Annual Meeting, were entitled to vote on each of the proposals considered at the 2023 Annual Meeting. The holders of shares of common stock and shares of Series A Convertible Preferred Stock voted together as a single class, with the holders of Series A Convertible Preferred Stock voting on an as-converted basis as described in the Proxy Statement. Except with respect to the proposal to amend the Company’s 2017 Stock Incentive Plan, for which the vote on such proposal (and only such proposal) was adjourned by the Chairman of the 2023 Annual Meeting as further described below, the final results for each of the matters submitted to a vote of NCR’s stockholders at the 2023 Annual Meeting are as follows:

1.

Election of Directors. Eleven directors were elected to serve a term expiring at the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify by the votes set forth in the table below:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Mark W. Begor	117,656,321	3,782,447	149,457	15,849,254
Gregory Blank	119,076,114	2,378,677	133,433	15,849,254
Catherine L. Burke	117,926,548	3,528,625	133,052	15,849,254
Deborah A. Farrington	117,713,386	3,760,208	114,631	15,849,254
Michael D. Hayford	120,217,196	1,265,868	105,161	15,849,254
Georgette D. Kiser	118,596,800	2,858,618	132,806	15,849,254
Kirk T. Larsen	118,619,299	2,812,960	155,966	15,849,254
Martin Mucci	119,037,690	2,398,270	152,265	15,849,254
Joseph E. Reece	119,845,044	1,602,362	140,819	15,849,254
Laura J. Sen	120,281,768	1,160,885	145,572	15,849,254
Glenn W. Welling	119,168,961	2,166,920	252,344	15,849,254

2.

Non-Binding and Advisory Vote to Approve the Compensation of Named Executive Officers as Disclosed in the Proxy Statement. Executive compensation disclosed in the Company’s Proxy Statement was approved, on a non-binding and advisory basis, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
101,625,994	19,775,517	186,714	15,849,254

3.

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, approved the frequency of future advisory votes on executive compensation as set forth in the table below:

One Year	Two Years	Three Years	Votes Abstained
115,205,331	305,883	3,303,636	2,773,374

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
135,147,310	1,912,750	377,419	0

With respect to the proposal to amend the Company’s 2017 Stock Incentive Plan, the Company has actively engaged with stockholders. As previously disclosed, to allow additional time for the Company to engage with stockholders regarding the proposal to amend the Company’s 2017 Stock Incentive Plan at the 2023 Annual Meeting, the Chairman of the meeting determined, in his discretion, to adjourn the 2023 Annual Meeting with respect to this proposal (and only this proposal) until May 16, 2023 at 12:00 p.m. Eastern Time. The Company will include the results of the votes taken on this proposal at the reconvened meeting in an amendment to this Current Report on Form 8-K, or a new Current Report on Form 8-K, to be filed with the Securities and Exchange Commission within four business days after the vote on the proposal is concluded.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board appointed Joseph E. Reece as Chairman of the Board, effective May, 2023, to serve until the 2024 Annual Meeting and until his successor is duly elected and qualifies, or until his earlier resignation or removal. Mr. Reece has not been appointed to any committees of the Board at this time.

Item 7.01.	Regulation FD Disclosure.

On May 4, 2023, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference to such filing. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 4, 2023

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2023

NCR Corporation

By:	/s/ JAMES M. BEDORE
James M. Bedore
Executive Vice President, General Counsel and Secretary

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